UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of Principal Executive Offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 31, 2008, Windswept Environmental Group, Inc. (the “Company”) entered into an Omnibus Amendment (the “Omnibus Amendment”) with Valens Offshore SPV I, Ltd. (“VOFSPVI”), PSource Structured Debt Limited (“PSource”), Valens U.S. SPV I, LLC (together with VOFSPVI and PSource, the “Holders”) and LV Administrative Services, Inc., as agent for the benefit of each of the Holders. The Omnibus Amendment amends the Amended and Restated Secured Convertible Term Note, dated September 29, 2006 (the “Note”), issued by the Company to Laurus Master Fund, Ltd. and subsequently assigned to the Holders.

Pursuant to the Omnibus Amendment, each of the Holders and the Company agreed to the deferral of payment of ninety percent (90%) of the monthly amount (i.e. $90,000) due under the Note on August 1, 2008 (the “Deferred Amount”) until the earlier of (i) the date that the Company receives any payment from past or current litigation involving the Company or (ii) November 1, 2008. In consideration of the Deferred Amount, the Company has agreed to pay $30,000 as additional interest to the Holders, which is to be paid on the date upon which the Company is required to repay the outstanding balance of the Note.

The foregoing description is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Exhibits

(d) Exhibits

10.1	Omnibus Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring

Arthur J. Wasserspring Chief Financial Officer

Date: August 5, 2008

Exhibit Index

10.1	Omnibus Amendment.